UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 6, 2016

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31293	77-0487526
(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive, Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Transaction Agreement

On December 6, 2016, Equinix, Inc. (“Equinix”) entered into a transaction agreement (the “Transaction Agreement”) with Verizon Communications Inc. (“Verizon”), pursuant to which Equinix agreed, subject to the terms and conditions set forth in the Transaction Agreement, to acquire Verizon’s colocation services business (the “Business”) at 24 data center sites, consisting of 29 data center buildings, located in the United States, Brazil and Colombia (the “Acquired Data Centers”) for a cash purchase price of $3.6 billion, subject to certain adjustments described in the Transaction Agreement (the “Transaction”). Equinix expects to fund the Transaction with a combination of cash on hand and the proceeds of debt and equity financings.

The Transaction will be effected by the acquisition by Equinix of all of the equity interests of wholly-owned subsidiaries of Verizon that, immediately prior to the closing of the Transaction, will hold certain assets and be liable for certain liabilities relating to the Business. As part of the Transaction, Equinix will also acquire fee or leasehold real estate interests at the Acquired Data Centers. At the closing of the Transaction, Verizon and Equinix will enter into colocation and lease agreements pursuant to which Equinix will provide colocation services to Verizon at the Acquired Data Centers and will lease or sublease certain portions of the Acquired Data Centers to Verizon. Verizon will continue to operate businesses other than the Business at the Acquired Data Centers after the closing. The Transaction is expected to close by mid-2017.

The Transaction Agreement contains representations, warranties, and covenants of the parties that are customary for transactions of this type. Until the closing of the Transaction, Verizon has agreed, subject to certain exceptions, to, and to cause its subsidiaries to, conduct the Business in the ordinary course consistent with past practice. Both Verizon and Equinix have agreed, following the closing of the Transaction, to indemnify the other party for losses arising from certain breaches of the Transaction Agreement and for certain other liabilities, subject to certain limitations.

The completion of the Transaction is subject to closing conditions, including (i) the absence of any injunction, law or order that makes unlawful the consummation of the Transaction, (ii) the material accuracy of the representations and warranties of, and the material compliance with covenants by, the other party and (iii) the delivery of required closing documents. Equinix’s obligation to consummate the Transaction is also conditioned on, among others, (i) the absence of any pending or threatened proceeding brought by a governmental authority pursuant to applicable antitrust laws that seeks to enjoin or preclude the closing of the Transaction or seeks to impose certain restrictions on Equinix or the Business and (ii) no material adverse effect having occurred with respect to the Business. There is no financing condition to the Transaction.

The Transaction Agreement provides Equinix and Verizon with certain termination rights, including if the Transaction does not close by September 6, 2017 (the “End Date”), provided that the End Date may be extended to December 6, 2017 in certain circumstances. Additionally, either party may terminate the Transaction Agreement upon a breach by the other party of any representation, warranty or covenant made by such breaching party in the Transaction Agreement, such that the applicable condition to closing is not satisfied and such breach is not cured by the earlier of 30 days after written notice or the End Date. The Transaction Agreement also provides that upon termination of the Transaction Agreement under specified antitrust-related circumstances, Equinix will pay to Verizon a termination fee of up to $200.0 million.

The foregoing summary of the Transaction Agreement and the Transaction contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Transaction Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations and warranties and covenants set forth in the Transaction Agreement have been made only for the purposes of the Transaction Agreement and solely for the benefit of the parties to the Transaction Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties were made only as of the dates specified in the Transaction Agreement. Accordingly, the Transaction Agreement is included in this filing only to provide investors with information regarding the terms of the Transaction Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Debt Financing

In connection with the execution of the Transaction Agreement, Equinix has entered into a commitment letter (the “Commitment Letter”), dated December 6, 2016, with JPMorgan Chase Bank, N.A., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide a senior unsecured bridge facility in aggregate principal amount of $2.0 billion for the purposes of funding (i) a portion of the cash consideration for the Transaction and (ii) the fees and expenses incurred in connection with the Transaction. The financing commitments of the Commitment Parties are subject to various conditions set forth in the Commitment Letter.

Item 7.01	Regulation FD Disclosure.

On December 6, 2016, Equinix issued a press release announcing the Transaction. A copy of Equinix’s press release is attached hereto as Exhibit 99.1.

The information furnished in Item 7.01 of this Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, including statements regarding the proposed Transaction and the Commitment Letter. The forward-looking statements involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Although Equinix believes that its forward-looking statements are based on reasonable assumptions, expected results may not be achieved, and actual results may differ materially from its expectations. Factors that might cause such a material difference include, without limitations, risks related to Equinix’s ability to complete the Transaction on the proposed terms and schedule; whether Equinix or Verizon will be able to satisfy Equinix’s and Verizon’s respective closing conditions related to the Transaction; whether Equinix will obtain financing for the Transaction on the expected timeline and terms; risks associated with the Transaction, such as the risk that the Business will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the Transactions will not occur; risks related to future opportunities and plans for the Business, including uncertainty of the expected financial performance of the

Business; disruption from the Transactions making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and whether Equinix will be able to satisfy the closing conditions to the financing commitments set forth in the Commitment Letter.

Equinix’s forward-looking statements should not be relied upon except as statements of Equinix’s present intentions and of Equinix’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, Equinix undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures Equinix has made in this Current Report, as well as Equinix’s other filings with the Securities and Exchange Commission (the “SEC”), including Equinix’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2016 and Equinix’s Annual Report on Form 10-K, filed with the SEC on February 26, 2016. Equinix does not assume any obligation to update the forward-looking information contained in this Current Report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Transaction Agreement, dated as of December 6, 2016, by and between Verizon Communications Inc. and Equinix, Inc.*

99.1	Press Release issued by Equinix on December 6, 2016.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: December 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Transaction Agreement, dated as of December 6, 2016, by and between Verizon Communications Inc. and Equinix, Inc.*

99.1	Press Release issued by Equinix on December 6, 2016.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.